UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

Ponce Financial Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41255	87-1893965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2244 Westchester Avenue
Bronx, New York		10462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 718 931-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2023 Annual Meeting (as defined below) of Ponce Financial Group, Inc. (the “Company”), the Company’s stockholders approved the Company’s new 2023 Long Term Incentive Plan (the “2023 Plan”). Under the 2023 Plan, the Company may issue stock options, SARs, restricted stock, restricted stock units, and dividend equivalent right. The maximum number of shares of common stock to be issued under the 2023 Plan is 1,920,368; provided that the maximum number of shares that may be delivered pursuant to the exercise of stock options or SARs (all of which may be granted in the form of incentive stock options, and at least 480,092 shares of which must be premium options) is 1,371,691 and the number of shares that may be issued as restricted stock awards or restricted stock units is 548,677 without reducing available options or SARs. In the event that restricted stock or restricted stock units are awarded in excess of 548,677 shares, then the maximum number of options or SARs that can be issued is reduced by three (3) shares for each share of restricted stock or a restricted stock unit awarded in excess of 548,677 shares. If no options or SARs are issued under the Plan, a maximum of 845,877 shares in connection with restricted stock or restricted stock units could be issued. Such awards under the 2023 Plan are subject to certain other restrictions and conditions as set forth in the 2023 Plan.

The description above is qualified in its entirety by the 2023 Plan filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

Ponce Financial Group, Inc. (NASDAQ: PDLB), the holding company for Ponce Bank held its annual stockholder meeting on June 15, 2023 (the “Annual Meeting”). The business conducted at the Annual Meeting consisted of (a) the election of three directors for a term expiring in 2026, (b) the ratification of the appointment of Mazars USA LLP as independent registered public accounting firm for the year ending December 31, 2023, (c) the approval of the 2023 Plan, (d) approval, on an advisory and non-biding basis, of the compensation of the named executive officers and (e) non-binding, advisory vote on the frequency of future advisory votes on executive. The following is a summary of the voting results for each matter presented to the stockholders:

a)
Proposal I – Election of Directors

			Broker
	For	Abstain	Non-Vote
William Feldman	9,305,521	6,627,646	3,623,870
James Perez	9,862,365	6,071,555	3,623,117
Steven A. Tsavaris	10,194,197	5,740,225	3,622,615

With respect to the foregoing Proposal I, each nominee was elected to the Board of Directors of Ponce Financial Group, Inc.

(b) Proposal II – Ratification of the appointment of Mazars USA LLP as Ponce Financial Group, Inc.’s independent registered public accounting firm for the year ending December 31, 2022.

For	Against	Abstain
18,669,471	818,957	68,609

There were no broker non-votes.

The foregoing Proposal II was approved.

(c) Proposal III – To approve the Ponce Financial Group, Inc. 2023 Long-Term Incentive Plan (the "2023 Plan").

			Broker
For	Against	Abstain	Non-Vote
11,195,388	4,692,281	56,035	3,613,333

The foregoing Proposal III was approved.

(d) Proposal IV – Approval, on an advisory and non-binding basis, of the compensation of named executive officers.

			Broker
For	Against	Abstain	Non-Vote
11,210,757	4,661,374	71,573	3,613,333

The foregoing Proposal IV was approved on a non-binding advisory basis.

(e) Proposal V – Non-binding basis, advisory vote on the future advisory votes on executive compensation.

				Broker
1 Year	2 Year	3 Year	Abstain	Non-Vote
14,369,691	26,978	1,283,288	263,747	3,613,333

In light of the voting results with respect to the frequency of future stockholder votes on executive compensation under Proposal V, the Company’s Board of Directors has determined that the Company will hold an annual advisory vote on executive compensation until the next required advisory vote on the frequency of the vote on executive compensation, or until the Board of Directors determines it is in the best interest of the Company to hold such vote with different frequency.

Item 8.01 Other Events.

At the Annual Meeting, Carlos P. Naudon, President and CEO of Ponce Financial Group, Inc., delivered remarks to the stockholders, which are furnished herewith as Exhibit 99.1.

The information set forth in this Item 8.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description

10.1	Ponce Financial Group, Inc. 2023 Long Term Incentive Plan
99.1	Remarks of Carlos P. Naudon at Annual Meeting
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ponce Financial Group, Inc.

Date:	June 16, 2023	By:	/s/ Carlos P. Naudon
Carlos P. Naudon President and Chief Executive Officer